Exhibit 4.3

JOINDER TO REGISTRATION RIGHTS AGREEMENT

JOINDER TO REGISTRATION RIGHTS AGREEMENT (this “Joinder”), dated as of June 13, 2005, is made by CIMAREX TEXAS LLC, a Colorado limited liability company (“CT LLC”), CIMAREX TEXAS L.P., a Texas limited partnership (“CT LP”), CIMAREX CALIFORNIA PIPELINE LLC, a Colorado limited liability company (“CCP”), CIMAREX ENERGY SERVICES, INC., an Oklahoma corporation (“CES”), KEY PRODUCTION COMPANY, INC., a Delaware corporation (“Key”), KEY TEXAS LLC, a Colorado limited liability company (“KT LLC”), KEY PRODUCTION TEXAS L.P., a Texas limited partnership (“KT LP”), BROCK GAS SYSTEMS & EQUIPMENT, INC., a Texas corporation (“Brock”), COLUMBUS ENERGY CORP., a Colorado corporation (“Columbus”), COLUMBUS TEXAS, INC., a Nevada corporation (“Columbus Texas”), COLUMBUS ENERGY L.P., a Texas limited partnership (“Columbus Energy”), COLUMBUS GAS SERVICES, INC., a Delaware corporation (“CGS,” and together with CT LLC, CT LP, CCP, CES, Key, KT LLC, KT LP, Brock, Columbus, Columbus Texas and Columbus Energy, the “New Subsidiary Guarantors,” and each of the New Subsidiary Guarantors, individually, a “New Subsidiary Guarantor”).

Reference is made to the Registration Rights Agreement, dated as of December 17, 2003 (the “Registration Rights Agreement”), among Magnum Hunter Resources, Inc., a Nevada corporation, the Guarantors listed on the signatures pages thereof, and Deutsche Bank Securities Inc. and Bank of America Securities LLC, as representatives of the Initial Purchasers (as defined in the Registration Rights Agreement), which is hereby incorporated herein by reference.  Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Registration Rights Agreement.

Pursuant to Section 9(m) of the Registration Rights Agreement, each of the New Subsidiary Guarantors hereby joins and agrees to be bound by all of the terms and provisions of the Registration Rights Agreement as a Guarantor thereunder.

[Signatures Begin on Next Page.]

IN WITNESS WHEREOF, the Subsidiary Guarantors have executed this Joinder as of the date first written above.

CIMAREX TEXAS LLC

By:	Cimarex Energy Co. its Managing Member

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CIMAREX TEXAS L.P.

By:	Cimarex Energy Co. its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CIMAREX CALIFORNIA PIPELINE LLC

By:	Cimarex Energy Co. its Managing Member

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

CIMAREX ENERGY SERVICES, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

[Signature Page to Joinder to Registration Rights Agreement]

KEY PRODUCTION COMPANY, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

KEY TEXAS LLC

By:	Key Production Company, Inc. its Managing Member

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

KEY PRODUCTION TEXAS L.P.

By:	Key Production Company, Inc. its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

BROCK GAS SYSTEMS & EQUIPMENT, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS ENERGY CORP.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS TEXAS, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS ENERGY L.P.

By:	Columbus Energy Corp. its General Partner

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer

COLUMBUS GAS SERVICES, INC.

By:	/s/ Paul Korus
Name:	Paul Korus
Title:	Chief Financial Officer